Computation of Earnings Per Share                                   EXHIBIT 11.1
Carolina First Corporation and Subsidiaries


                                                     For the year ended
                                                      December 31, 1997
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BASIC
Net income...........................................          $14,340,000
Less dividends on preferred stock....................                    0
                                                     ---------------------
Net income applicable to common
   shareholders (numerator)..........................          $14,340,000
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Average common shares outstanding
   (denominator).....................................           11,989,517

Per share amount.....................................                $1.19
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DILUTED
Net income (numerator)...............................          $14,340,000

Average common shares outstanding....................           11,989,517
Dilutive average shares outstanding under options....              455,396
Exercise prices......................................      $4.81.to.$20.22
Assumed proceeds on exercise.........................           $4,907,053
Average market value per share.......................               $17.94
Less:  Treasury stock purchased with the assumed
   proceeds from exercise of options.................              273,526
                                                     ---------------------
Adjusted average shares..............................           12,171,387
                                                     ---------------------
Convertible preferred stock assumed
   converted.........................................                4,174
                                                     ---------------------
Average diluted shares outstanding
   (denominator).....................................           12,175,561
                                                     ---------------------

Per share amount.....................................                $1.18
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